Filed Pursuant to Rule 424(b)(5)
Registration No. 333-261730

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 17, 2021)

$750,000,000

Walgreens Boots Alliance, Inc.

8.125% Notes due 2029

This is an offering by Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) of 8.125% notes due 2029 (the “notes”).

Interest on the notes will be paid semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025. The notes will mature on August 15, 2029, unless earlier redeemed or repurchased as contemplated herein.

The notes will be redeemable on or after August 15, 2026 at our option, in whole at any time or in part from time to time, at the redemption prices specified under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to, but excluding, the redemption date. In addition, the notes will be redeemable prior to August 15, 2026 at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium, together with accrued and unpaid interest to, but excluding, the applicable redemption date as set forth under “Description of the Notes—Optional Redemption.” Notwithstanding the foregoing, at any time and from time to time on or prior to August 15, 2026, we may redeem at our option in the aggregate up to 40% of the original aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at the redemption price specified under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to, but excluding the redemption date. If a change of control triggering event as described in this prospectus supplement occurs with respect to the notes, unless we have defeased the notes as described in the indenture or we have exercised our option to redeem the notes, we will be required to offer to repurchase the notes in whole at a repurchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

The notes will be unsecured, unsubordinated debt obligations of Walgreens Boots Alliance and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of Walgreens Boots Alliance from time to time outstanding. The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. Please read the “Risk Factors” section beginning on page S-6 of this prospectus supplement.

	Public offering price(1)	Underwriting discount	Proceeds before expenses, to us
Per Note	100.000%	1.000%	99.000%
Total	$750,000,000	$7,500,000	$742,500,000

(1)	Plus accrued interest, if any, from August 12, 2024.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company for the account of its participants, including Clearstream Banking, S.A. and Euroclear Bank, SA/NV, on or about August 12, 2024.

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities	BofA Securities

Mizuho	SMBC Nikko	Truist Securities	Morgan Stanley

Goldman Sachs & Co. LLC	Citigroup	PNC Capital Markets LLC

Co-Managers

Loop Capital Markets	Scotiabank	NatWest Markets	BNP PARIBAS

US Bancorp	Drexel Hamilton	Siebert Williams Shank	Independence Point Securities

Prospectus Supplement dated August 8, 2024

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. Our business, properties, financial condition, cash flows, results of operations and prospects may have changed since those dates.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes and other information. The second part is the accompanying prospectus, dated December 17, 2021, which is part of the Registration Statement on Form S-3 (No. 333-261730), and contains more general information, some of which may not apply to this offering.

This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of notes, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and in the accompanying prospectus. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our outstanding debt and other information you should know before making a decision to invest in the notes. The accompanying prospectus gives more general information, some of which may not apply to the notes offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent prospectus supplement or incorporated document, as the case may be.

It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before making any investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.

No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

In this prospectus supplement, unless otherwise stated (as in the “Description of the Notes” section) or the context otherwise requires (as in the “Prospectus Supplement Summary—The Offering” section), references to “we,” “us,” “our,” and “Company” refer to Walgreens Boots Alliance and its subsidiaries. Capitalized terms used but not defined in this prospectus supplement have the meanings ascribed to them in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs and our management’s assumptions. Some of these forward-looking statements may be based on certain data and forecasts relating to our business and industry that we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications, surveys and market research generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. These forward-looking statements include all statements other than statements of historical facts contained or incorporated by reference herein and therein, including statements regarding the Company’s future operations, financial or operating results, capital allocation, anticipated debt levels and ratios, future earnings, planned activities, anticipated growth, goodwill impairment, market opportunities, strategies, competition, and other expectations and targets for future periods. Words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “opportunity,” “guidance,” “projection,” “target,” “aim,” “continue,” “transform,” “strive,” “enable,” “create,” “position,” “accelerate,” “model,” “long-term,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” “potential,” “preliminary,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include, but are not limited to, those described in sections entitled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2024 and May 31, 2024 and in other documents that we file with the SEC. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

You should read this prospectus supplement, the accompanying prospectus and the documents that are referenced and which have been incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

FINANCIAL PRESENTATION

Unless otherwise indicated, our financial information contained in this prospectus supplement has been prepared in accordance with generally accepted accounting principles in the United States applicable at the first day of the relevant financial period. Our fiscal year ends on August 31 and is designated by the calendar year in which the fiscal year ends. References to our “year” are to our fiscal year, unless the context requires otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering discussed elsewhere in this prospectus supplement, the accompanying prospectus or the documents that are incorporated herein by reference. It does not contain all of the information that is important to you in deciding whether to purchase the notes. You should read the entire prospectus supplement, the accompanying prospectus and the documents that are incorporated herein by reference, including the financial statements and notes thereto and the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended August 31, 2023, in our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2024 and May 31, 2024 and in other reports we file with the SEC, before deciding whether to purchase the notes. In addition, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

Company Overview

Walgreens Boots Alliance is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 170-year heritage of caring for customers and patients.

Walgreens Boots Alliance is one of the largest retail pharmacy, health and daily living destinations across the United States (“U.S.”) and Europe with sales of $139.1 billion in fiscal 2023. As of May 31, 2024, Walgreens Boots Alliance had a presence in 9 countries and employs more than 330,000 people. In addition, Walgreens Boots Alliance is also one of the world’s largest purchasers of prescription drugs and many other health and well-being products. The Company’s size, scale and expertise are instrumental in helping expand the supply of, and helping to address the rising cost of prescription drugs in the U.S. and worldwide.

Walgreens Boots Alliance was incorporated in Delaware in 2014 and is the successor of Walgreen Co., an Illinois corporation (“Walgreens”), which was formed in 1909 as a successor to a business founded in 1901. Our principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois 60015 and our telephone number is (847) 315-2500. Our internet website address is www.walgreensbootsalliance.com. The information on or connected to our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus. Our common stock trades on the Nasdaq Stock Market under the symbol “WBA.”

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see the discussion under the caption “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Walgreens Boots Alliance, Inc.

Securities Offered	$750,000,000 principal amount of 8.125% notes due 2029.

Maturity	The notes will mature on August 15, 2029, unless earlier redeemed or repurchased as contemplated herein.

Interest	Interest on the notes will accrue from August 12, 2024 at the rate of 8.125% per year.

Interest on the notes will be paid semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025.

Optional Redemption	The notes will be redeemable on or after August 15, 2026 at our option, in whole at any time or in part from time to time, at the redemption prices specified under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to, but excluding, the applicable redemption date.

In addition, the notes will be redeemable prior to August 15, 2026 at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole” premium, together with accrued and unpaid interest to, but excluding, the applicable redemption date as set forth under “Description of the Notes—Optional Redemption.”

Notwithstanding the foregoing, at any time and from time to time on or prior to August 15, 2026, we may redeem at our option in the aggregate up to 40% of the original aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at the redemption price specified under “Description of the Notes—Optional Redemption,” together with accrued and unpaid interest to, but excluding, the applicable redemption date.

Repurchase at the Option of Holders Upon a Change of Control Triggering Event	If we experience a “change of control triggering event” (as defined herein), we will be required, unless we have defeased the notes as described in the indenture (as defined herein) or exercised our right to redeem the notes, to offer to repurchase the notes in whole at a repurchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Ranking	The notes will be our unsecured and unsubordinated debt obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding. The notes will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations and any preferred equity of our subsidiaries.

Use of Proceeds	We intend to use the net proceeds from this offering, together with cash on hand, for the repayment and/or retirement of our outstanding 3.800% notes due 2024 and to use any remaining amounts for general corporate purposes. See “Use of Proceeds.”

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank, SA/NV, as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Prior Market	The notes will be a new issue of securities for which there is currently no market. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and they may discontinue market-making activities at any time without notice. We cannot assure you that an active and liquid trading market for the notes will develop or be maintained. We do not intend to apply for listing of the notes on any securities exchange.

Risk Factors	Investing in the notes involves substantial risks. You should carefully consider the risk factors set forth under the caption “Risk Factors” and the other information in this prospectus supplement and the documents incorporated by reference prior to making an investment decision.

Trustee, Paying Agent, Securities Registrar	Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association.

Governing Law	The indenture is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

You should carefully consider the following risk factors, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only risks that we face in our business and/or in connection with this offering. Our business, financial condition, cash flows and results of operations and/or the notes offered hereby could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material.

Risks Relating to Our Business

For a discussion of the risks related to our business, you should carefully consider the risks, uncertainties and assumptions discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2023, in our Quarterly Reports on Form 10-Q for the quarters ended February 29, 2024 and May 31, 2024 and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement. See “Where You Can Find More Information and Incorporation by Reference.”

Risks Relating to the Notes

The following risks relate specifically to this offering of the notes. There may be additional risks that are not presently known to us or that we currently do not consider to be material. There are also risks within the economy, the industry and the capital markets that affect us, this offering and/or the notes, which have not been described below.

The indenture does not restrict the amount of additional debt that we may incur.

The notes and indenture pursuant to which the notes will be issued do not place any limitation on the amount of unsecured debt that we or our subsidiaries may incur. As of May 31, 2024, we had $8.9 billion of debt outstanding and $5.7 billion of borrowing capacity under our credit facilities. We may incur significant additional debt in the future and the incurrence of such additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating or outlook of the notes is lowered or withdrawn.

The notes will be effectively subordinated to claims of any of our secured creditors.

The notes will be unsecured and unsubordinated debt obligations of Walgreens Boots Alliance, ranking equally in right of payment with other unsecured and unsubordinated debt of Walgreens Boots Alliance and effectively subordinated in right of payment to any secured debt to the extent of the value of the assets constituting the security. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances, and the amounts incurred could be substantial. As of May 31, 2024, we had no significant secured debt outstanding. If we incur any debt secured by our assets or assets of our subsidiaries, these assets will be subject to the prior claims of our secured creditors. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, these pledged assets would be available to satisfy secured obligations of the borrower before those assets can be used to pay unsecured creditors of such borrower, including in our case, holders of the notes. To the extent that such assets cannot satisfy in full any such secured obligations, the holders of such obligations would have a claim for any shortfall that would rank equally in right of payment with the unsecured creditors of the applicable borrower, including in our case, holders of the notes. In that case, we may not have sufficient assets remaining to pay amounts due on any or all of the notes.

We conduct our operations through our subsidiaries and the notes will be structurally subordinated to any debt, liabilities and other obligations and any preferred equity of our current and future subsidiaries.

The notes will be unsecured and unsubordinated debt obligations of Walgreens Boots Alliance, a holding company with no business operations of its own. Our assets primarily consist of direct and indirect ownership interests in, and our business is conducted through, our subsidiaries. Our subsidiaries are separate legal entities that are not guarantors of the notes and have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividend, loan or other payment. In addition, any payment of dividends, loans or other payments by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations. As a consequence, our debt, including the notes, will be structurally subordinated to existing and future debt, liabilities and other obligations and any preferred equity of our existing and future subsidiaries with respect to the assets of such subsidiaries. As of May 31, 2024, the aggregate amount of debt of our consolidated subsidiaries, excluding intercompany debt, was approximately $326 million (which includes $256 million aggregate principal amount of senior notes issued by Walgreens Co.), and our consolidated subsidiaries did not have any preferred equity owned by unaffiliated holders.

In addition, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors and preferred equity holders of that subsidiary, except to the extent, if any, we are recognized as a creditor or preferred equity holder, as the case may be, of that subsidiary. All obligations and preferred equity interests of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution to us upon a liquidation or otherwise.

Our credit ratings were recently downgraded and may not reflect all risks of your investment in the notes.

On July 10, 2024, Moody’s Investors Service, Inc. (“Moody’s”) downgraded the senior unsecured debt rating of Walgreens Boots Alliance to B1 from Ba2, with a stable outlook, citing various reasons, including the Company’s materially weaker than expected operating performance and significant downward revision to its 2024 earnings guidance, weak consumer environment, ongoing rate reimbursement pressure, high execution risk to the Company’s multi-year plan and slow progress at deleveraging the Company. In addition, on July 19, 2024, S&P Global Ratings (“S&P”) downgraded the unsecured debt rating of Walgreens Boots Alliance to BB from BBB-, with a negative outlook, citing material strategic changes, limited cash flow generation, near term refinancing risk for large upcoming maturities, margin decline from intensified reimbursement pressures in its U.S. pharmacies, diminished retail volumes and elevated shrink levels, and escalating regulatory and reimbursement pressures.

Our credit ratings are subject to periodic review by one or more independent credit rating agencies, including Moody’s and S&P, and may be subject to rating and periodic review by additional independent credit rating agencies in the future. Holders of notes will have no recourse against us or any other parties in the event of a further negative change in or suspension or withdrawal of any such rating or outlook. The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that our current credit ratings will remain in effect for any given period of time or that a rating will not be further lowered, placed on negative outlook, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated downgrades, negative outlooks, suspensions or withdrawals in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market price of the notes, reduce our access to capital (including commercial paper) and increase our corporate borrowing costs for new debt and for refinancing debt.

An active and liquid trading market may not develop or be sustained for the notes.

The notes are a new issue of securities for which there is currently no market. We do not intend to apply for listing of the notes on any securities exchange. Certain of the underwriters have advised us that they intend to make a market in the notes as permitted by applicable law. However, the underwriters are not obligated to make a market in the notes and may cease their market-making activities at any time at their discretion without notice. In addition, the liquidity of any trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or condition, liquidity or prospects or in those of companies in our industry. As a result, no assurance can be given (i) that an active and liquid trading market will develop or be sustained for the notes, (ii) as to the liquidity of any markets that do develop or (iii) as to your ability to sell any notes you may own or the prices at which you may be able to sell your notes.

We may choose to redeem the notes prior to maturity.

We may redeem some or all of the notes at any time, and we may redeem the notes under provisions that provide holders limited or no compensation. See “Description of the Notes—Optional Redemption.” Although the notes contain certain provisions designed to compensate you for the lost value of your notes if we redeem some or all of the notes at certain dates prior to maturity, the redemption prices we will pay will be only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of such notes.

We may not be able to repurchase the notes upon a change of control triggering event.

Unless we have defeased the notes as described in the indenture or we have exercised our option to redeem the notes, upon a change of control triggering event, we will be required to make an offer to each holder of the notes to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. A “change of control triggering event” will occur when there is (i) a change of control involving Walgreens Boots Alliance and (ii) within a specified period in relation to the change of control, the notes are downgraded by each of Moody’s and S&P and are rated below an investment grade rating by each of these rating agencies. If we experience a change of control triggering event, there can be no assurance that we would have sufficient financial resources available at such time to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes—Change of Control Triggering Event.”

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $740.0 million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with cash on hand, for the repayment and/or retirement of our 3.800% notes due 2024, $1,157 million aggregate principal amount of which is currently outstanding, and to use remaining amounts for general corporate purposes.

DESCRIPTION OF THE NOTES

The following description of the terms of the notes offered hereby supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms of debt securities set forth in the accompanying prospectus, to which description reference is hereby made. In this “Description of the Notes” section, the terms “we,” “our,” “us” and “Company” refer solely to Walgreens Boots Alliance, Inc. (and not its subsidiaries) and any person that succeeds thereto, and is substituted therefor, under the terms of the indenture (as defined below).

General

The notes will be issued as a series of debt securities under an indenture, dated as of December 17, 2015, between us and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as trustee (the “trustee”) and paying agent (the “paying agent”), as supplemented and/or amended with certain terms of the notes being set forth in an officers’ certificate (together, the “indenture”).

The notes will not have the benefit of any sinking fund. The notes will not be convertible or exchangeable.

The provisions of the indenture relating to defeasance and covenant defeasance as described in the indenture will apply to the notes.

We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking

The notes will be our unsecured and unsubordinated debt obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated debt from time to time outstanding. The notes will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations and any preferred equity of our subsidiaries.

Interest Payments and Maturity

The notes will initially be limited to $750,000,000 aggregate principal amount and will mature on August 15, 2029.

The notes will bear interest at the rate of 8.125% per year, accruing from August 12, 2024 or the most recent interest payment date to which interest has been paid or provided for.

We will pay interest on the notes semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025, to persons in whose names the notes are registered at the close of business on the preceding February 1 or August 1 (whether or not a Business Day (as defined below)), as the case may be. We will calculate the amount of interest payable on the notes on the basis of a 360-day year of twelve 30-day months. If the date on which a payment of interest, premium, if any, or principal on the notes is scheduled to be paid is not a Business Day, then that interest, premium, if any, or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York City or in the city where the Corporate Trust Office is located are authorized or obligated by law, regulation or executive order to close.

“Corporate Trust Office” means the principal office of the trustee from which at any particular time, the trustee administers the indenture, which office is presently located at 1505 Energy Park Drive, St. Paul, Minnesota, 55108, Attention: CCT Administrator for Walgreens Boots Alliance, Inc., except that with respect to the presentation of notes for payment or for registration of transfer or exchange and the location of the securities registrar such term means the office or agency of the trustee at which at any particular time its corporate agency business shall be conducted.

The notes will cease to bear interest upon maturity or earlier redemption or repurchase, as applicable, unless, upon due presentation, payment of the amount due is improperly withheld or refused, in which case the notes will continue to bear interest (before as well as after judgment) until the day on which all sums due in respect of such notes up to that day are received by or on behalf of the relevant holder of such notes.

Optional Redemption

The notes will be redeemable on or after August 15, 2026 at our option, in whole at any time or in part from time to time, in cash at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

Period	Redemption Price
2026	104.063%
2027	102.031%
2028 and thereafter	100.000%

In addition, the notes will be redeemable prior to August 15, 2026 at our option, in whole at any time or in part from time to time, in cash at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus the Applicable Premium, plus accrued and unpaid interest on the principal amount of such notes to, but excluding, the applicable redemption date (subject to the right of holders of record of the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to August 15, 2026, we may redeem at our option in the aggregate up to 40% of the original aggregate principal amount of the notes with the net cash proceeds of one or more equity offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase capital stock (other than disqualified stock) of the Company, in cash at a redemption price (expressed as a percentage of principal amount thereof) of 108.125% plus accrued and unpaid interest on the principal amount of the notes to be redeemed to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the notes must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 180 days after the date on which any such equity offering is consummated.

For purposes of the optional redemption provisions of the notes, the following terms will be applicable:

“Applicable Premium” means, with respect to any notes, on any applicable redemption date, as determined by the Company, the greater of

(1)	1% of the then outstanding principal amount of such notes; and

(2)	the excess of:

a.

the present value at such redemption date of (i) the redemption price of such notes at August 15, 2026 (such redemption price being set forth in the applicable table appearing above under “—Optional Redemption”), plus (ii) all required interest payments due on such notes through August 15, 2026 (excluding accrued but unpaid interest), discounted to the redemption date and computed using a discount rate equal to the Treasury Rate as of such redemption date, plus 50 basis points; over

b.	the then outstanding principal amount of such notes.

“Treasury Rate” means, with respect to the notes, as of the applicable redemption date, as determined by the Company, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to August 15, 2026; provided, however, that if the period from such redemption date to August 15, 2026, as applicable, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Our actions and determinations in determining the redemption price and accrued and unpaid interest thereon shall be conclusive and binding for all purposes, absent manifest error. The trustee is entitled to rely conclusively on the accuracy of our calculation of the redemption price and interest thereon, without independent verification.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail, or delivered electronically if the notes are held by DTC in accordance with DTC’s customary procedures, at least 10 days but not more than 60 days before the redemption date to the trustee, the paying agent and each registered holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

Notice of any redemption of the notes may, at our discretion, be subject to one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed, or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied. In addition, we may provide in such notice that payment of the redemption price and accrued and unpaid interest thereon and performance of our obligations with respect to such redemption may be performed by another person. Additionally, we may at any time repurchase notes in the open market and may hold or surrender such notes to the trustee for cancellation.

Unless we default in payment of the redemption price and accrued and unpaid interest thereon, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate, in accordance with applicable DTC procedures, which is currently by lot.

Change of Control Triggering Event

If a change of control triggering event occurs, unless we have defeased the notes as described in the indenture or we have exercised our option to redeem the notes as described above, we will be required to make an offer (a “change of control offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In a change of control offer, we will be required to offer payment in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, on the notes to, but excluding, the repurchase date (a “change of control payment”). Within 30 days following any change of control triggering event, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to the trustee and the paying agent and mailed, or delivered electronically if the notes are held by DTC in accordance with DTC’s customary procedures, to holders of the notes, describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase those notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (or delivered electronically) (a “change of control payment date”). The notice will, if mailed (or delivered electronically) prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the applicable change of control payment date. In addition, if such change of control offer is subject to satisfaction of such condition that the change of control triggering event occur on or prior to the applicable change of control payment date, such notice shall state that, in our discretion, the change of control payment date may be delayed until such time (including more than 60 days after the date the notice of the change of control offer was delivered) as such condition shall be satisfied or waived, or such change of control offer may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the change of control payment date, or by the change of control payment date so delayed, or such notice may be rescinded at any time in our discretion if in our good faith judgment such condition will not be satisfied.

On each change of control payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the applicable change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all of the notes properly tendered and not withdrawn under its offer.

We will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any securities laws or regulations conflict with the change of control offer provisions of the notes, we will be required to comply with such securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict and compliance.

Neither the trustee (in any of its capacities) nor any paying agent shall be responsible for monitoring, or confirming, our rating status, making any request upon any Rating Agency, or monitoring, confirming or determining whether any rating event or change of control triggering event has occurred.

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Board of Directors” means our board of directors or any authorized committee thereof.

“Change of control” means the occurrence of: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any person, other than us or one of our subsidiaries or (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our outstanding voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares. Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) we become a direct or indirect wholly owned subsidiary of another corporate entity and (2)(A) the direct or indirect holders of the voting stock of such entity immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a corporate entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of such corporate entity. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and of those of our subsidiaries taken as a whole to another person or group may be uncertain. The trustee shall not be responsible or liable for determining whether any rating event, change of control, or change of control triggering event has occurred and whether any payment with respect to the notes is required.

“Change of control triggering event” means the occurrence of both a change of control and a rating event.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, as the case may be.

“Rating event” means the rating on the notes is lowered by each of the two rating agencies and the notes are rated below an investment grade rating by each of the two rating agencies, in any case on any day during the period (which period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either of the rating agencies) commencing upon the first public notice of the occurrence of a change of control or our intention to effect a change of control and ending 60 days following the consummation of the change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if such rating agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Certain Covenants

The covenants described in the accompanying prospectus under the captions “Description of Debt Securities—Covenants—Limitation on Liens,” “Description of Debt Securities—Covenants—Limitation on Sale and Leaseback Transactions” and “Description of Debt Securities—Covenants—Merger, Consolidation or Sale of Assets” apply to the notes.

Defeasance; Satisfaction and Discharge

The notes will be subject to defeasance as well as satisfaction and discharge, and the covenants set forth in the accompanying prospectus under the captions “Description of Debt Securities—Covenants—Limitation on Liens,” “Description of Debt Securities—Covenants—Limitation on Sale and Leaseback Transactions” and “Description of Debt Securities—Covenants—Merger, Consolidation or Sale of Assets” (together with the other covenants set forth in section 4.2(3) of the indenture and our obligations under “—Change of Control Triggering Event” above) will, in each case, be subject to covenant defeasance, as set forth in the indenture, provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to the Applicable Premium calculated as of the date of the notice of redemption (and calculated as though the redemption date were the date of such notice of redemption), with any deficit as of the redemption date only required to be deposited with the trustee on or prior to the redemption date.

Events of Default

The provisions of the indenture described under “Description of Debt Securities—Events of Default” in the accompanying prospectus will apply to the notes.

Concerning the Trustee, Paying Agent and Securities Registrar

Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association as trustee, is the trustee, securities registrar and paying agent. Computershare Trust Company, N.A., in each of its capacities, including without limitation as trustee, securities registrar and paying agent assumes no responsibility for the accuracy or completeness of the information contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. We maintain and may in the future establish and maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. Computershare Trust Company, N.A. also, from time to time, may hold our debt or the debt of one or more of our affiliates.

BOOK-ENTRY SYSTEM

Global Notes

We will issue the notes in the form of one or more global notes (the “global notes”) in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC or such other name as may be requested by an authorized representative of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their United States depositaries, which in turn will hold such interests in customers’ securities accounts in the United States depositaries’ names on the books of DTC.

We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book-entry system and procedures from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy or completeness of this information.

We understand that:

•

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, which we refer to as “direct participants,” deposit with DTC.

•

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, which eliminates the need for physical movement of securities certificates.

•	Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

•

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we refer to as “indirect participants.”

•	The DTC rules applicable to direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters, the trustee or the paying agent takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in

DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

A beneficial owner of notes shall give notice to elect to have its notes repurchased or tendered, through its participant, to an agent selected by us and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in such notes, on DTC’s records, to such agent. The requirement for physical delivery of notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such notes to such agent’s DTC account.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

If less than all of the global notes of a series is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such global notes to be redeemed.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the United States depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between participants in DTC, on the one hand, and Clearstream or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the United States depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the United States depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream and Euroclear participants may not deliver instructions directly to their United States depositaries.

Because of time zone differences, the securities account of a Clearstream or Euroclear participant purchasing an interest in a note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Clearstream or Euroclear participant, during the securities settlement processing day (which must be a business day for Clearstream or Euroclear) immediately following the settlement date of DTC. We understand that cash received in Clearstream or Euroclear as a result of sales of interests in a note by or through a Clearstream or Euroclear participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Clearstream or Euroclear cash account only as of the business day for Clearstream or Euroclear following DTC’s settlement date.

Although we understand that DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Clearstream or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

We will issue certificated notes to, and register in the name of, each person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

•	an event of default has occurred and is continuing with respect to the notes represented by a global note, and DTC requests the issuance of certificated notes; or

•	we determine not to have the notes represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) plans that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iv) entities whose underlying assets are considered to include “plan assets” of any such employee benefit plan, plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

Title I of ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA and Title I of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan subject to ERISA or Section 4975 of the Code (each an “ERISA Plan”) and its fiduciaries or other :parties in interest,” as defined in ERISA, or “disqualified persons,” as defined in Section 4975 of the Code. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, Section 4975 of the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the Company or any underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95¬60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that the party in interest or disqualified person involved in the transaction is a party in interest or disqualified person solely by reason of providing services to the ERISA Plan or having a relationship with such a service provider and that neither such party in interest or disqualified person nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of the ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the notes.

Because of the foregoing, the notes should not be purchased or held by any person involving “plan assets” of any Plan, unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the acquisition, holding and subsequent disposition of the notes by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transaction, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes. Nothing herein shall be construed as a representation or advice as to whether an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

The following is a summary of the material United States federal income and, in the case of non-U.S. holders (as defined below), estate tax consequences of the purchase, ownership and disposition of the notes offered hereby as of the date of this prospectus supplement. Unless otherwise stated, this summary deals only with notes held as capital assets by persons who purchase the notes for cash upon original issuance at the “issue price” (the first price at which a substantial amount of the notes is sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriter, placement agent or wholesaler).

As used herein, a “U.S. holder” means a beneficial owner of the notes offered hereby that is for United States federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used herein, and except as modified for estate tax purposes, the term “non-U.S. holder” means a beneficial owner of the notes offered hereby (other than an entity treated as a partnership for United States federal income tax purposes) that is not a U.S. holder.

If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the notes, you should consult your own tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences that may be applicable to you, including the Medicare contribution tax, as well as different consequences that may be applicable to you if you are a person subject to special tax treatment under the United States federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding the notes as part of an integrated transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes (or an investor in such an entity holding the notes);

•	an accrual method taxpayer subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement”;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based on the Code, United States Treasury regulations, administrative rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in United States federal income and estate tax consequences different from those summarized below. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under other United States federal tax laws (including the gift tax and the Medicare contribution tax on certain investment income) and under the laws of any other taxing jurisdiction.

Treatment of the Notes

In certain circumstances (see, for instance, “Description of the Notes—Change of Control Triggering Event”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. The obligation to make these payments may implicate the provisions of the United States Treasury regulations relating to “contingent payment debt instruments.” We believe and intend to take the position that the foregoing contingencies should not cause the notes to be subject to the contingent payment debt instrument rules. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable United States Treasury regulations. However, this position is not binding on the IRS. If the IRS were to successfully challenge this position, you might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income (rather than capital gain) any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Material Tax Consequences to U.S. Holders

The following is a summary of the material United States federal income tax consequences that will apply to U.S. holders of the notes offered hereby.

Stated interest. Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued, depending on your method of accounting for United States federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for United States federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of notes. Upon the sale, exchange, retirement, redemption, or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, exchange, retirement, redemption or other disposition (less an amount equal to any accrued and unpaid stated interest, which will be treated in the manner described above under “—Stated interest”) and the adjusted tax basis of the note. Your adjusted tax basis in a note will, in general, be your cost for that note. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of disposition, you have held the note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

Certain Tax Consequences to Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to non-U.S. holders of the notes offered hereby.

United States federal withholding tax. Subject to the discussion of backup withholding and “FATCA” below, United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest exemption,” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an applicable IRS Form W-8 and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% United States federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E, as appropriate (or other applicable form), certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) certifying that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States federal income tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other disposition of a note.

United States federal income tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. If interest received with respect to the notes is effectively connected income, the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “—United States federal withholding tax” are satisfied.

Subject to the discussion of backup withholding below, any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case you will be taxed in the same manner as discussed above with respect to effectively connected interest; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case you will be subject to a flat 30% United States federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain United States source losses.

United States federal estate tax. If you are an individual who is neither a citizen nor a resident of the United States (as specifically defined for United States federal estate tax purposes), your estate will not be subject to United States federal estate tax on notes beneficially owned by you (or treated as so owned) at the time of your death, provided that any interest payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest exemption” described above under “—United States federal withholding tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

U.S. holders. In general, information reporting requirements will apply to certain payments of interest on the notes and the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient such as a corporation). Backup withholding (currently at a rate of 24%) may apply to such payments if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding or if you are subject to backup withholding because you previously failed to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders. Information reporting generally will apply to the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments of interest on the notes that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such withholding agent has received from you the required certification that you are not a United States person described above in the fifth bullet point under “—Certain Tax Consequences to Non-U.S. Holders—United States federal withholding tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payer under penalties of perjury that you are not a United States person (and the payer does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the notes and, subject to the discussion below, the gross proceeds from a disposition of a note, in each case, paid to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Certain Tax Consequences to Non-U.S. Holders—United States federal withholding tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Under proposed regulations promulgated by the Treasury Department, which state that taxpayers may rely on the proposed regulations until final regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or other disposition of the notes. You should consult your own tax advisors regarding these rules and whether they may be relevant to your ownership and disposition of the notes.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the aggregate principal amount of notes indicated in the following table.

Underwriter Name	Principal Amount of Notes
J.P. Morgan Securities LLC	$170,625,000
Wells Fargo Securities, LLC	93,000,000
BofA Securities, Inc.	78,525,000
Mizuho Securities USA LLC	76,350,000
SMBC Nikko Securities America, Inc.	62,775,000
Truist Securities, Inc.	51,600,000
Morgan Stanley & Co. LLC	45,900,000
Goldman Sachs & Co. LLC	37,500,000
Citigroup Global Markets Inc.	30,600,000
PNC Capital Markets LLC	26,700,000
Loop Capital Markets LLC	21,375,000
Scotia Capital (USA) Inc.	14,700,000
NatWest Markets Securities Inc.	12,300,000
BNP Paribas Securities Corp.	10,875,000
U.S. Bancorp Investments, Inc.	10,875,000
Drexel Hamilton, LLC	2,100,000
Siebert Williams Shank & Co., LLC	2,100,000
Independence Point Securities LLC	2,100,000

Total	$750,000,000

The underwriters are committed, severally and not jointly, to take and pay for all of the notes being offered, if any are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.600% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.400% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering prices and the other selling terms.

The notes are a new issue of securities for which there is currently no market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. We have been advised by certain of the underwriters that they intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given that an active and liquid trading market for the notes will develop or be sustained.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $2.5 million. We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including certain liabilities under the Securities Act.

Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Settlement

We expect that delivery of the notes will be made to investors on or about August 12, 2024, which will be the second business day following the date of this prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes hereunder more than one business day prior to the scheduled closing date for this offering will be required, by virtue of the fact that the notes initially settle in T+2, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes hereunder during such period should consult their advisors.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. Certain of the representatives and the other underwriters or their affiliates are lenders under certain of the Company’s credit facilities, for which services they receive customary compensation. Certain of the Underwriters or their affiliates may be holders of the 2024 Notes that we intend to repurchase and/or retire using the net proceeds from this offering and, as a result, may receive a portion of the net proceeds from this offering. See “Use of Proceeds.”

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Prohibition of Sales to European Economic Area Retail Investors

The notes shall not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”);

(ii) a customer within the meaning of Directive (EU) 2016/97, as amended where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

The notes shall not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom;

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement or the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement or the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “FIEA”) and accordingly the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of, any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notification under Section 309B(1)(c) of the SFA – Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA and unless otherwise stated in this prospectus supplement or the accompanying prospectus in respect of the notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes shall be “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters related to the offering will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Sidley Austin LLP, New York, New York. Sidley Austin LLP has from time to time performed legal services for us.

EXPERTS

The consolidated financial statements of Walgreens Boots Alliance, Inc. incorporated in this prospectus supplement and the accompanying prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K for the year ended August 31, 2023 and the effectiveness of Walgreens Boots Alliance, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Cencora, Inc., formerly known as AmerisourceBergen Corporation, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K/A have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on their authority of such firm as experts in accounting and auditing.

INDUSTRY AND MARKET DATA

We use or incorporate by reference in this prospectus supplement and the accompanying prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our documents are also available, free of charge, on our website at investor.walgreensbootsalliance.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein).

Walgreens Boots Alliance filed a registration statement on Form S-3 to register with the SEC the debt securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our debt securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below:

•

Annual Report on Form 10-K of Walgreens Boots Alliance, Inc. for the fiscal year ended August 31, 2023, filed on October 12, 2023, and Amendment No.  1 to the Annual Form on Form-10-K/A of Walgreens Boots Alliance, Inc. for the fiscal year ended August 31, 2023, filed on November 22, 2023;

•

Quarterly Reports on Form 10-Q of Walgreens Boots Alliance, Inc. for the quarter ended November 30, 2023, filed on January 4, 2024, for the quarter ended February 29, 2024, filed on March 28, 2024, and for the quarter ended May  31, 2024, filed on June 27, 2024;

•

The portions of the Definitive Proxy Statement of Walgreens Boots Alliance, Inc., filed on December 8, 2023, incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended August 31, 2023; and

•

Current Reports and amended Current Reports on Form 8-K of Walgreens Boots Alliance, Inc., as applicable, filed on September  1, 2023, September  22, 2023, October  11, 2023, October  30, 2023, January  31, 2024, February  8, 2024, March 28, 2024 (SEC Accession No. 0001193125-24-080799), July  10, 2024, July  12, 2024 and August 7, 2024.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) on or after the date of this prospectus supplement until we have terminated the offering. Those documents will become a part of this prospectus supplement and the accompanying prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus supplement and the accompanying prospectus after the date of this prospectus supplement will automatically update and may replace information in this prospectus supplement and the accompanying prospectus and information previously filed with the SEC.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2922

Attention: Investor Relations

Statements contained in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus and filed with the SEC. You may request a copy of these filings at the address and telephone number set forth above.

PROSPECTUS

Walgreens Boots Alliance, Inc.

Debt Securities

Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) may, from time to time, offer and sell debt securities in one or more series. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain the specific terms of the debt securities offered. The prospectus supplements will also describe the specific manner in which we will offer the debt securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

The debt securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the debt securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement.

Investing in our debt securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2021.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement and any free writing prospectus or any document incorporated by reference is accurate as of any date other than the respective dates on the front of such documents. Our business, properties, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute an offer to sell, or an invitation on our behalf, to subscribe to or purchase any of the debt securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under a shelf registration process. Under this shelf registration process, we may sell debt securities under this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the debt securities offered, any initial public offering price, the price paid to us for the debt securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of those debt securities. For more detail on the terms of the debt securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms the “Company,” “we,” “us,” and “our” to refer to Walgreens Boots Alliance and its consolidated subsidiaries. References to “debt securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Because Walgreens Boots Alliance is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional debt securities by filing a prospectus supplement with the SEC at the time of the offer.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. Our filings are also available, free of charge, on our website at https://investor.walgreensbootsalliance.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

Walgreens Boots Alliance filed a registration statement on Form S-3 to register with the SEC the debt securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our debt securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below:

•

Annual Report on Form 10-K of Walgreens Boots Alliance, Inc. for the fiscal year ended August 31, 2021, filed on October 14, 2021 (as amended, the “Annual Report”); Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended August 31, 2021, filed on November 24, 2021;

•	Definitive Proxy Statement of Walgreens Boots Alliance, Inc. filed on December 8, 2021; and

•

Current Reports on Form 8-K of Walgreens Boots Alliance, Inc. filed on September 21, 2021, October  14, 2021 (pertaining to Item 1.01 and Item 8.01 information), October  22, 2021, October 29, 2021, November 16, 2021, November 17, 2021 and November 26, 2021.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Notwithstanding the foregoing paragraphs, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the propsectus, including exhibits that are specifically incorporated by reference into such documents, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2922

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, any statements regarding the Company’s future operations, financial or operating results, capital allocation, anticipated debt levels and ratios, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations and targets for future periods. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “pilot,” “project,” “intend,” “plan,” “goal,” “target,” “aim,” “continue,” “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, uncertainties and assumptions include, but are not limited to, those described in “Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K that are incorporated herein or in any accompanying prospectus supplement by reference. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

INDUSTRY AND MARKET DATA

We use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

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THE COMPANY

Walgreens Boots Alliance, Inc., a Delaware corporation, is a global leader in retail pharmacy, impacting millions of lives every day through dispensing medicines, and providing accessible high-quality care. With more than 170 years of trusted healthcare heritage and innovation in community pharmacy, the Company is meeting customers’ and patients’ needs through its convenient retail locations, digital platforms and health and beauty products. The Company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. Walgreens Boots Alliance is a participant of the United Nations Global Compact and adheres to its principles-based approach to responsible business.

Walgreens Boots Alliance is the largest retail pharmacy, health and daily living destination across the U.S. and Europe with sales of $132.5 billion in the fiscal year ended August 31, 2021. Walgreens Boots Alliance has a presence in 9 countries and employs more than 315,000 people. The Company has approximately 13,000 stores within the U.S., Europe and Latin America. In addition, Walgreens Boots Alliance is one of the world’s largest purchasers of prescription drugs and many other health and well-being products. The Company’s size, scale and expertise will help it expand the supply of, and address the rising cost of, prescription drugs in the U.S. and worldwide.

The Company provides customers with convenient, omni-channel access through its portfolio of retail and business brands which includes Walgreens, Duane Reade and Boots as well as increasingly global health and beauty product brands, such as No7, NICE!, Soap & Glory, Finest Nutrition, Liz Earle, Botanics, Sleek MakeUP and YourGoodSkin. The Company’s global brands portfolio is enhanced by its in-house product research and development capabilities. The Company seeks to drive further innovative ways to address global health and wellness challenges. Strategic partnerships with some of the world’s leading companies enable the Company to extend its healthcare solutions and convenience offerings to the communities it serves. We believe the Company is well positioned to expand customer offerings in existing markets and become a health and well-being partner of choice in emerging markets. Additionally, through its strategic partnerships, the Company will be able to dramatically enhance Walgreens Boots Alliance’s marketing effectiveness and power the Company’s strategic initiative around mass personalization—delivering the right offers and content to customers.

Walgreens Boots Alliance was incorporated in Delaware in 2014 and is the successor of Walgreen Co., an Illinois corporation, which was formed in 1909 as a successor to a business founded in 1901. Our principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois 60015. Our common stock trades on the Nasdaq Stock Market under the symbol “WBA.”

RISK FACTORS

Investing in the debt securities involves significant risks. Before you invest in the debt securities, in addition to the other information contained in this prospectus and in the applicable prospectus supplement, you should carefully consider the risks and uncertainties identified in Walgreens Boots Alliance’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and the applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the debt securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable debt securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

DESCRIPTION OF DEBT SECURITIES

The following description briefly summarizes certain terms and provisions of the debt securities to which a prospectus supplement may relate. We may issue debt securities from time to time in one or more series. Each time we offer debt securities, the prospectus supplement related to that offering will describe the applicable terms.

As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract entered into by us and a financial institution, acting as trustee on your behalf. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in one or more series under an indenture between Walgreens Boots Alliance and Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association, as trustee (the “indenture”).

This description does not describe every aspect of the debt securities. We urge you to read the indenture governing the debt securities because it, and not this description, defines your rights as a holder of debt securities. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This description is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture covering the debt securities, as described below, including definitions of some terms used in the indenture. The indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the indenture.

References to “we,” “us,” “our” and “issuer” in this section refer to Walgreens Boots Alliance and any successors (and not its subsidiaries).

General

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be our unsecured, unsubordinated obligations. As unsubordinated debt securities, they will rank equally with all of our other unsecured and unsubordinated indebtedness.

Our debt securities are effectively subordinated to all existing and future indebtedness and other liabilities of any of our subsidiaries. This may affect your ability to receive payments on our debt securities.

The indenture provides for the issuance by us from time to time of debt securities in one or more series. The indenture does not limit the aggregate principal amount of debt securities we may issue under the indenture. In addition, the indenture does not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that we may issue.

The indenture sets forth the specific terms of any series of debt securities or provides that such terms will be set forth in, or determined pursuant to, an authorizing resolution and officers’ certificate or a supplemental indenture, if any, relating to that series. The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the series of debt securities offered by that prospectus supplement and this prospectus.

We may issue debt securities with terms different from those of debt securities that may already have been issued. All debt securities of any one series need not be issued at the same time and, unless otherwise so provided, we may from time to time, without the consent of holders of any series of debt securities, create and issue additional debt securities, having the same terms and conditions and with the same CUSIP, ISIN and other identifying number as any series of debt securities initially issued, in an unlimited aggregate principal amount, except for issue date, issue price and the first payment of interest thereon. Any such additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding debt securities of the applicable series, provided that any such additional debt securities that are not fungible with the applicable series of debt securities initially issued for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the previously outstanding debt securities of the applicable series.

A series may be reopened for issuances of additional debt securities of such series; provided, however, that, pursuant to the indenture, any additional debt securities that are not fungible with the previously outstanding debt securities of the applicable series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the previously outstanding debt securities of the applicable series.

There is no requirement that we issue debt securities in the future under the same indenture, and we may use other indentures or documentation, containing materially different provisions, in connection with future issues of other debt securities.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indenture does not contain any provisions that would limit our ability to incur indebtedness (other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that may be issued by us) or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving our company. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. Reference is made to the prospectus supplement relating to the particular series of debt securities being offered for information about any deletions from, modifications or additions to the events of default or covenants described below, including any addition of a covenant or other provisions providing event risk or similar protection.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that particular series.

Covenants

The indenture contains certain restrictive covenants that apply, or may apply, to Walgreens Boots Alliance and its Subsidiaries (as defined below). The covenants described below under “Limitation on Liens,” “Limitation on Sale and Leaseback Transactions” and “Merger, Consolidation or Sale of Assets” will not apply to a series of debt securities issued under the indenture unless we specifically so provide in the applicable prospectus supplement.

Limitation on Liens

We agree that we will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or guarantee any indebtedness for borrowed money (“Debt”), secured by a Mortgage (as defined below) upon any Operating Property (as defined below) owned by, or leased to, us or any of our Restricted

Subsidiaries, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary, at the issue date of each applicable series of outstanding debt securities or thereafter acquired, without effectively providing concurrently that such outstanding debt securities authenticated and delivered under the indenture (together with, if we so determine, any other Debt of ours or any Restricted Subsidiary then existing or thereafter created which is not subordinate in right of payment to such outstanding debt securities) are secured equally and ratably with, or at our option, prior to such Debt so long as such Debt is so secured.

The foregoing restrictions will not apply to Debt secured by the following, and the Debt so secured will be excluded from any computation under the next succeeding paragraph below:

1.	Mortgages on property, assets (including, without limitation, shares of capital stock) or Debt existing at the time of the acquisition thereof;

2.

Mortgages on property, assets (including, without limitation, shares of capital stock) or Debt issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary) of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with us or a Restricted Subsidiary or within 365 days thereof or at the time of a sale, lease or other disposition of the properties of such corporation or other entity (or a division of such corporation or other entity) as an entirety or substantially as an entirety to us or a Restricted Subsidiary or within 365 days thereof;

3.

Mortgages on property, assets (including, without limitation, shares of capital stock) or Debt of a corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary;

4.	Mortgages in favor of us or a Restricted Subsidiary;

5.

Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property or assets (including, without limitation, shares of capital stock), or to secure Debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or assets or (b) the placing in operation of such property or assets;

6.

Mortgages in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country, or any department, agency or instrumentality or any political subdivision thereof, to secure partial, progress, advance or other payments;

7.	Mortgages incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code; and

8.

Mortgages existing on the issue date of the applicable series of outstanding debt securities or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the issue date of the applicable series of outstanding debt securities or referred to in clauses (1) to (3), (5) or (7), provided that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) to (3), (5) or (7) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, we and our Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the outstanding debt securities authenticated and delivered under the indenture if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages (other than (i) any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph and (ii) any

Debt secured in compliance with the first paragraph of this covenant) that would otherwise be subject to these restrictions, together with all Attributable Debt (as defined below) with respect to Sale and Leaseback Transactions (as defined below) (other than with respect to certain Sale and Leaseback Transactions that are permitted as described in the second full paragraph under the caption “—Limitation on Sale and Leaseback Transactions” below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

“Board of Directors” means our board of directors or any authorized committee thereof.

“Consolidated Net Tangible Assets” means, at any date, the total amount, as shown on or reflected in our most recent consolidated balance sheet as of the end of our most recent fiscal quarter, of all of our assets and all of the assets of our consolidated subsidiaries on a consolidated basis in accordance with United States generally accepted accounting principles (giving pro forma effect to any acquisition or disposition of assets with fair value in excess of $100,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter), less (i) all current liabilities (due within one year) as shown on such balance sheet, except for current maturities of long-term debt and of obligations under capital leases, (ii) investments in and advances to Unrestricted Subsidiaries (as defined below) and (iii) Intangible Assets (as defined below).

“Domestic Subsidiary” means any Subsidiary of ours that is not a Foreign Subsidiary (as defined below).

“Foreign Subsidiary” means any Subsidiary of ours that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect Subsidiary thereof.

“Intangible Assets” means, at any date, the value, as shown on or reflected in our most recent consolidated balance sheet as of the end of our most recent fiscal quarter, of all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles of ours and our consolidated subsidiaries on a consolidated basis in accordance with United States generally accepted accounting principles (and giving pro forma effect to any acquisition or disposition of assets of the issuer or any of its subsidiaries with fair value in excess of $100,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Mortgage” means, with respect to any property or assets, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Operating Property” means any real property or equipment located within the United States and owned by, or leased to, us or any of our Subsidiaries (excluding current assets, motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point-of-sale recording devices and related equipment and data processing and other office equipment) that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Domestic Subsidiary other than an Unrestricted Subsidiary; provided, however, the Board of Directors of the issuer may declare any such Unrestricted Subsidiary to be a Restricted Subsidiary effective on or after the date such resolution is adopted.

“Subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our Subsidiaries, or by us and one or more of our Subsidiaries.

“Unrestricted Subsidiary” means any Domestic Subsidiary designated as an Unrestricted Subsidiary from time to time by our Board of Directors; provided, however, that our Board of Directors (i) will not designate as an Unrestricted Subsidiary any of our Domestic Subsidiaries that owns any Operating Property or any capital stock of a Restricted Subsidiary, (ii) will not continue the designation of any of our Domestic Subsidiaries as an Unrestricted Subsidiary at any time that such Domestic Subsidiary owns any Operating Property, and (iii) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Operating Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any pledge, mortgage, security interest or other lien arising in connection with any Debt of such Unrestricted Subsidiary so redesignated does not extend to such Operating Property (unless the existence of such pledge, mortgage, security interest or other lien would otherwise be permitted under the indenture)).

Limitation on Sale and Leaseback Transactions

We agree that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Operating Property that has been or is to be sold or transferred by us or such Restricted Subsidiary to such person with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”), unless either:

•

within 365 days after the receipt of the proceeds of the sale or transfer, we or any Restricted Subsidiary apply an amount equal to the net proceeds of the sale of such Operating Property at the time of such sale or transfer to either (or a combination of) (i) the prepayment or retirement of Senior Funded Debt (as defined below) or (ii) the purchase, construction or development of other property or assets; or

•

we or such Restricted Subsidiary would be entitled, at the effective date of the sale or transfer, to incur Debt secured by a Mortgage on such Operating Property, in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the debt securities pursuant to the covenant described under “—Limitation on Liens” above.

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals, (ii) the effective date of any such arrangement or the purchaser’s commitment therefor is within 365 days prior or subsequent to the acquisition of an Operating Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later, or (iii) between us and a Restricted Subsidiary or between Restricted Subsidiaries, provided that the lessor is us or a wholly owned Restricted Subsidiary.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the amount of future minimum lease rental payments during the remaining term of the lease, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report on Form 10-K preceding the date of determination reflecting that calculation.

“Funded Debt” means Debt (including, without limitation, guarantees in respect thereof and capital lease obligations) which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with United States generally accepted accounting principles, as long-term debt on the consolidated balance sheet for the most recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to operating leases, (2) any Debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any Debt for which money in the amount necessary for the payment or redemption of such Debt is deposited in trust either at or before the maturity date thereof.

“Senior Funded Debt” means all Funded Debt of ours or any person (except Funded Debt, the payment of which is subordinated to the payment of the debt securities authenticated and delivered under the indenture).

Merger, Consolidation or Sale of Assets

We covenant not to consolidate or amalgamate with or merge into any other person (whether or not affiliated with us) or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any other person (whether or not affiliated with us), unless (a) the person formed by such consolidation or amalgamation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets as an entirety or substantially as an entirety is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by supplemental indenture satisfactory in form to the trustee, executed by the successor person and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, and additional amounts, if any, with respect to all of the debt securities authenticated and delivered under the indenture, and the performance of our obligations under the indenture and the outstanding debt securities authenticated and delivered thereunder and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities authenticated and delivered under the indenture of any series that are convertible or exchangeable into common stock or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and (c) we or the successor person have delivered to the trustee an officers’ certificate and an opinion of counsel, each satisfactory to the trustee and stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, (1) any conveyance, transfer or lease of assets between or among the issuer and any of its subsidiaries or between or among any subsidiaries of the issuer or (2) any consolidation, amalgamation or merger of the issuer’s subsidiaries with or into the issuer, shall not be prohibited under the indenture.

Events of Default

Each of the following events will constitute an event of default under the indenture with respect to any series of debt securities issued:

•

default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when interest or additional amounts become due and payable, and continuance of such default for a period of 30 days;

•

default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable at their maturity, upon any redemption, upon declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment when and as due by the terms of any debt security of such series;

•

default in the performance, or breach, of any covenant or agreement of ours contained in the indenture for the benefit of such series or in the debt securities of such series (other than a covenant or agreement a default in the performance or the breach of which is dealt with elsewhere in the indenture or which is expressly included in the indenture solely for the benefit of a series of debt securities other than such series), and continuance of such default or breach for a period of 90 days after written notice of such default as provided in the indenture;

•

if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our debt (including any event of default under any other series of debt securities), whether such debt now exists or is created or incurred in the future, happens and consists of default in the payment of more than $200 million in principal amount of such debt at its maturity (after giving effect to any applicable grace period) or results in more than $200 million in principal amount of such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such acceleration shall not be rescinded or annulled within ten days after notice thereof; provided, however, that, if such default under such mortgage, indenture or instrument is cured by us, or waived by the holders of such debt, in each case as may be permitted by such mortgage, indenture or instrument, then the event of default under the indenture caused by such default will be deemed likewise to be cured or waived;

•	particular events in bankruptcy, insolvency or reorganization of us; or

•	any other event of default provided in or pursuant to the indenture with respect to debt securities of such series.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in any prospectus supplement.

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding (other than an event of default described in the sixth bullet above) occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of all outstanding debt securities of such series, or such other amount as may be provided for in the debt securities of such series, to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.

If an event of default described in the sixth bullet above (relating to events in bankruptcy, insolvency or reorganization of us) occurs, all unpaid principal of and accrued interest on the outstanding debt securities of that series (or such lesser amount as may be provided for in the debt securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of any debt security of that series.

At any time after a declaration of acceleration with respect to the debt securities of any series is made and before a judgment or decree for payment of the money due is obtained by the Trustee, and subject to particular other provisions of the indenture, the holders of not less than a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the Trustee, may, under some circumstances, rescind and annul such declaration and its consequences.

Within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the Trustee shall deliver to all holders of debt securities of such series notice of such default hereunder actually known to a responsible officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the holders of debt securities of such series; and provided, further, that in the case of any default of the character specified in the fourth bullet of the first paragraph above with respect to debt securities of such series, no such notice to holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of such series.

Governing Law

The indenture and the debt securities issued thereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Trustee under the indenture is Computershare Trust Company, N.A., as successor trustee to Wells Fargo Bank, National Association (the “Trustee”).

PLAN OF DISTRIBUTION

We may sell our debt securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of debt securities underwritten or purchased by them, the initial public offering price of the debt securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and compensation received by them on resale of the debt securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The debt securities may be distributed from time to time in one or more transactions, at negotiated prices, at fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase debt securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold.

If underwriters are utilized in the sale of any debt securities in respect of which this prospectus is being delivered, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of debt securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such debt securities if any are purchased.

If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell debt securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold.

Offers to purchase debt securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of debt securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the debt securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market or otherwise.

The place and time of delivery for debt securities will be set forth in the applicable prospectus supplement for such debt securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the debt securities to be issued by us and certain other legal matters will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised about the validity of the debt securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K and the effectiveness of Walgreens Boots Alliance, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of AmerisourceBergen Corporation incorporated in this prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K/A have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on their authority of such firm as experts in accounting and auditing.

$750,000,000

Walgreens Boots Alliance, Inc.

8.125% Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities	BofA Securities

Mizuho	SMBC Nikko	Truist Securities	Morgan Stanley

Goldman Sachs & Co. LLC	Citigroup	PNC Capital Markets LLC

Co-Managers

Loop Capital Markets	Scotiabank	NatWest Markets	BNP PARIBAS

US Bancorp	Drexel Hamilton	Siebert Williams Shank	Independence Point Securities

August 8, 2024